                                                                  EXHIBIT 21

                       ADAC LABORATORIES AND SUBSIDIARIES

                           SUBSIDIARIES OF REGISTRANT

                                                   COUNTRY
                                                     OF
NAME                                             CORPORATION
----                                             -----------
ADAC Laboratories, B.V.                          The Netherlands

ADAC Laboratories, SARL (1)                      France

ADAC Laboratories, GmbH (1)                      Germany

ADAC Laboratories, A/S (1)                       Denmark

ADAC Laboratories, Canada Limited                Canada

ADAC Laboratories, S.R.L. (1)                    Italy

ADAC Laboratories, Ltd. (1)                      The United Kingdom

ADAC/SD&G Healthcare Systems, Inc.               California, U.S.

ADAC Laboratories Pacific, Inc.                  Singapore

ADAC Foreign Sales Corporation, Inc.             Virgin Islands, U.S.

ADAC Research and Manufacturing, Inc.            California, U.S.

JD Technical Services, Inc.                      Delaware, U.S.

Community Health Computing Corporation           Delaware, U.S.

ADAC HealthCare Information Systems, Inc. (2)    Texas, U.S.


The Company owns 100% of each of the above subsidiaries except as set forth in the note below.

(1) ADAC Laboratories, B.V., owns 100% of this subsidiary.

(2) Community Health Computing Corporation owns 100% of this subsidiary.